Exhibit 10.1
SoundBite Communications, Inc.
Incentive Stock Option Grant Notice
(2007 Stock Incentive Plan)

Participant:		____________________

Option Number:		____________________

Option Plan:		SoundBite Communications, Inc. 2007 Stock Incentive Plan (the “Plan”)

Grant Date:		____________________

Total Number of Shares		____________________

Exercise Price per Share:		____________________

Total Option Price of the Shares:		____________________

Vest Type:		____________________

Fully Vested:		____________________

Expiration Date:		____________________

Vesting Schedule:

	•	________ shares vest on ________

	•	________ shares vest on the first day of each calendar month in ________ and ________

	•	________ shares vest on the first day of each calendar month from ________ through ________

Notwithstanding the foregoing, [(i)] ___% of the {then-remaining number of unvested Shares} {total number of Shares} shall vest effective immediately prior to a Change in Control Event (as defined in the Plan) and (ii) the then remaining unvested Shares shall continue to vest pursuant to the vesting schedule in the preceding section.]
By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Plan as amended and the Incentive Stock Option Agreement, all of which are attached and made a part of this document.

SoundBite Communications, Inc.		Participant

By:

	Name:	Title:
Address:

Attachments:	Incentive Stock Option Agreement, 2007 Stock Incentive Plan SoundBite Communications, Inc. 2007 Stock Incentive Plan

Participant: ____________________
Attachment I
SoundBite Communications, Inc.
Incentive Stock Option Agreement
Granted Under 2007 Stock Incentive Plan
1. Grant of Option.
     Pursuant to the Incentive Stock Option Grant Notice (the “Grant Notice”) and this Incentive Stock Option Agreement (the “Agreement”), SoundBite Communications, Inc., a Delaware corporation (the “Company”) has awarded the Participant named above (the “Participant”) of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2007 Stock Incentive Plan (the “Plan”), the total number of shares (the “Shares”) of common stock, $0.001 par value per share, of the Company (“Common Stock”). Your Award is granted to you effective as of the Grant Date set forth in the Grant Notice for the Shares. This Agreement shall be deemed to be agreed to by the Company and you upon signing by you of the Grant Notice to which it is attached. Defined terms not specifically defined in this Agreement shall have the same meanings given to them in the Plan. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control. The details of your Shares, in addition to those set forth in the Grant Notice and the Plan, are as follows.
     It is intended that the option evidenced by this Agreement shall be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.
2. Vesting. This option will become exercisable (“vest”) as specified under “Vesting Schedule” provided in the Grant Notice. The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.
3. Exercise of Option.
     (a) Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this Agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.
     (b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee or officer of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an “Eligible Participant”).
     (c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.
     (d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.
     (e) Termination for Cause. If, prior to the Final Exercise Date, the Participant’s employment is terminated by the Company for Cause (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such termination of employment. If, prior to the Final Exercise Date, the Participant is given notice by the Company of the termination of his or her employment by the Company for Cause, and the effective date of such employment termination is subsequent to the date of delivery of such notice, the right to exercise this option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s employment shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination of employment (in which case the right to exercise this option shall, pursuant to the preceding sentence, terminate upon the effective date of such termination of employment). If the Participant is party to an employment or severance agreement with the Company that contains a definition of “cause” for termination of employment, “Cause” shall have the meaning ascribed to such term in such agreement. Otherwise, “Cause” shall mean willful misconduct by the Participant or [willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company)], as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for Cause if the Company determines, within 30 days after the Participant’s resignation, that discharge for cause was warranted.
4. Tax Matters.
     (a) Withholding. No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.
     (b) Disqualifying Disposition. If the Participant disposes of Shares acquired upon exercise of this option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this option, the Participant shall notify the Company in writing of such disposition.
5. Nontransferability of Option.
     This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

6. Provisions of the Plan.
     This option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this option.

Attachment II
SoundBite Communications, Inc.
2007 Stock Incentive Plan